UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 17, 2009
Date of Report (date of earliest event reported)
NATIONAL DENTEX CORPORATION
(Exact name of registrant as specified in its charter)
Commission file number 000-23092

MASSACHUSETTS (State or Other Jurisdiction of Incorporation or Organization)	04-2762050 (I.R.S. Employer Identification No.)

2 Vision Drive, Natick, MA (Address of Principal Executive Offices)	01760 (Zip Code)
(508) 907-7800
(Registrant’s Telephone No., including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Option Grants to Named Executive Officers
     On April 17, 2009, our Compensation Committee granted the following options to our Chief Executive Officer, Chief Financial Officer and other named executive officers:

Named Executive Officer	No. of Option Shares

David Brown, Chief Executive Officer	30,000
Wayne Coll, Chief Financial Officer	20,000
Richard Becker, Executive Vice President, Treasurer	20,000
John W. Green, Executive Vice President, Laboratory Operations	20,000
     The exercise price of each of the options was $4.07, the closing price of our Common Stock as reported on the Nasdaq Global Market on April 17, 2009, the date of the grant. Mr. Brown’s options vest up to one-half of the number of option shares on each of April 17, 2010 and April 17, 2011. Each of the options granted to the other named executive officers vest up to one-third of the number of option shares on April 17, 2010 and then one-third of the number of option shares on each of April 17, 2011 and April 17, 2012. Each of the options expires on April 17, 2019. The options were issued pursuant to the form of incentive stock option agreement attached hereto as Exhibit 10.1, and incorporated herein by reference. The form of incentive stock option agreement allows for an extended period of exercisability on a separation of service due to retirement, as defined in the option agreement. On April 17, 2009, the Compensation Committee also adopted an additional form of non-qualified stock option agreement attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits
10.1	Form of Incentive Stock Option Agreement with extended exercisability on retirement.
10.2	Form of Non-qualified Stock Option Agreement with extended exercisability on retirement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 23, 2009	NATIONAL DENTEX CORPORATION (Registrant)
	By:	/s/ Richard F. Becker, Jr.
Richard F. Becker, Jr.
Executive Vice President and Treasurer

Exhibit Index
10.1	Form of Incentive Stock Option Agreement with extended exercisability on retirement.
10.2	Form of Non-qualified Stock Option Agreement with extended exercisability on retirement.